Exhibit 99.2

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM amends and extends its credit facility and links borrowing cost to sustainability and diversity goals

LOS ANGELES (February 8, 2021) — AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, today announced that it has executed an amendment to its existing senior secured credit facilities. The amendment extends the maturity of the facilities to 2026 and reduces the Company’s borrowing costs, which is aligned with the needs of the Professional Services business. The amended facilities consist of a $1.15 billion revolving credit facility and a $247 million Term Loan A U.S. facility.

In addition, reflecting AECOM’s commitment to advancing its environmental, social and governance (ESG) initiatives and delivering a better world, the facility includes incentives linked to achieving certain sustainability, and diversity and inclusion goals. These measures include:

•	Reducing greenhouse gas emissions at a rate that is consistent with AECOM’s previously announced Science Based Targets that align with the target reductions included in the Paris Agreement.
•	Continued increase in the percentage of women in the organization to further promote inclusion and diversity.

“A key component of our Think and Act Globally is extending our position as a leading ESG firm, and I am proud that we are one of the earliest companies in the U.S. to take action by linking our cost of capital to our sustainability, and diversity and inclusion objectives,’’ said Troy Rudd, AECOM’s chief executive officer. “We have made tremendous progress on our initiatives to advance the sustainability of our operations and foster equity, diversity and inclusion in all elements of our business. Our teams are energized by and aligned on the opportunity to take our efforts further, and I am excited by the potential of what we can achieve as leaders in ESG.”

About AECOM

AECOM (NYSE: ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Power transaction and other recent acquisitions and divestitures, including the risk that the expected benefits of such transactions or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with recent acquisitions and divestitures will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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